Page 1 of 7 ORION PROPERTIES INC. RETIREMENT AND CONSULTANCY AGREEMENT This Retirement and Consultancy Agreement (this "Agreement") is entered into by and between Gary E. Landriau ("Consultant") and Orion Properties Inc., a Maryland corporation (“REIT”) (formerly known as Orion Office REIT Inc.), and Orion Office REIT Services LLC, a Maryland limited liability company (formerly known as Orion Services LLC) (“Employer”, and together with the REIT, the "Company"), effective as of March 5, 2025 (the "Effective Date"). The signatories to this Agreement may be collectively referred to as the "Parties" and individually as a "Party." WHEREAS, Consultant began employment with the Company and/or its affiliates pursuant to an Employment Agreement effective November 2, 2021 (the "Employment Agreement"), Exhibit B to which contained restrictive covenants in the form of confidentiality, assignment of intellectual property, non-competition and non-solicitation provisions (collectively, Exhibit B being, the "Restrictive Covenants"); WHEREAS, the Parties agree that (i) Consultant’s employment with the Company shall terminate effective as of the close of June 30, 2025 (the "Employment Termination Date"); (ii) such termination of employment shall constitute his "retirement" from the Company; (iii) from the Effective Date through the Employment Termination Date, Consultant shall continue to diligently and faithfully serve the Company as an employee pursuant to the terms of the Employment Agreement; and (iv) immediately after the Employment Termination Date, Consultant shall continue to serve the Company as an independent contractor pursuant to this Agreement; WHEREAS, the Parties agree that this Agreement is in the best interests of the Company’s shareholders because this Agreement (i) encourages Consultant to make every effort to train his successor prior to the Employment Termination Date; and (ii) retains access to Consultant’s knowledge and know-how after the Employment Termination Date, knowledge and know-how that would otherwise be lost without a post-Employment Termination Date consultancy pursuant to this Agreement; and WHEREAS, Consultant desires to perform the services contemplated by this Agreement, and pursuant to the terms and conditions set forth within this Agreement. NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties, and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows: 1. Termination of Employment. Effective as of 11:59 pm Eastern on the Employment Termination Date, Consultant’s employment with the Company is terminated due to his retirement, which the Parties hereby agree shall be deemed a voluntary termination by Consultant, and thus shall not constitute a "Qualifying Termination" (as such term is defined in the Employment Agreement). Notwithstanding the foregoing, provided that Consultant remains employed with the Company through the Employment Termination Date and continues to make good faith efforts to Exhibit 10.20

Page 2 of 7 train his successor through such Employment Termination Date, the Company agrees that Consultant shall receive: (a) Continued payment of his base salary as then in effect from the Effective Date through the Employment Termination Date; (b) Lump sum payment of his cash bonus for fiscal year 2024, but only to the extent performance criteria are satisfied, paid in accordance with the Company’s normal practices; (c) Payment of his cash bonus for fiscal year 2025 as though performance was achieved at target, prorated through the Employment Termination Date (i.e., 50% of such target bonus), and subject to the terms of this Agreement, paid on the Employment Termination Date or a date thereafter determined by the Company; provided that the Company shall make such payment when administratively and legally permissible and not later than January 31, 2026; (d) Continued medical, dental and vision coverage to the extent timely elected by Consultant and to the extent permitted under the Consolidated Omnibus Budget Reconciliation Act ("COBRA") with the Company reimbursing Consultant for the premiums he pays for such coverage until the earlier of: (i) June 30, 2026 and (ii) Consultant is eligible for Medicare coverage, such that Consultant is paying no more than the cost to him immediately prior to the Employment Termination Date, provided, however, that such coverage is otherwise the same coverage he elected to receive immediately prior to the Employment Termination Date; (e) Continued life insurance and long-term disability coverage and the Company continuing to pay the premiums associated with the same through November 30, 2025 such that Consultant is paying no more than the cost to him immediately prior to the Employment Termination Date, provided, however, that such coverage is otherwise the same coverage he elected to receive immediately prior to the Employment Termination Date; (f) Transfer of Consultant’s cell phone number used while employed by the Company from the Company to Consultant; (g) A grant of restricted stock unit awards in accordance with the Company’s normal practice in March 2025, but prorated through the Employment Termination Date (i.e., 50% of Consultant’s annual historical grant); (h) Continued opportunity for the vesting of outstanding equity awards containing a time-based vesting schedule, from the Employment Termination Date through the last day of the Consultancy Period (defined below), pursuant to the terms and conditions of such outstanding equity awards; and (i) Continued opportunity for the vesting of outstanding equity awards containing a performance-based vesting schedule (i.e., performance-based RSUs), with the amount of performance-based RSUs being eligible for continued vesting being equal to the product of (A) the number of performance-based RSUs and (B) a fraction, the numerator of which is the number of days elapsed from the first day of the applicable performance period (as defined in the applicable Exhibit 10.20

Page 3 of 7 award agreement) through and including the last day of the Consultancy Period and the denominator being 1095, provided that the foregoing fraction does not exceed 100%. Any portion of the performance-based equity award(s) not covered by Consultant’s continued opportunity for vesting pursuant to the foregoing fraction shall be immediately and automatically forfeited as of the Employment Termination Date. 2. Consultancy Period. Unless terminated earlier by Consultant for any reason or the Company for Cause (as such term is defined in the Employment Agreement), this Agreement shall be effective from the Effective Date through and including January 31, 2026, with the consultancy period being from (unless terminated earlier) the Employment Termination Date through and including January 31, 2026 (the "Consultancy Period"). During the Consultancy Period (or earlier if this Agreement is terminated by Consultant for any reason or the Company for Cause), the Company shall pay Consultant a consultancy fee of $7,000 per week, paid on a monthly basis in arrears. Additionally, and only if the Consultancy Period continues until January 31, 2026, all outstanding equity awards with a time-based vesting schedule (i.e., time-based RSUs) shall be fully accelerated on such January 31, 2026. The foregoing compensation is in exchange for Consultant being remotely available to, and "on call" to, the Company and Consultant shall use Consultant's best efforts to accommodate requests of the Company pursuant to the foregoing, and Consultant shall devote his reasonable time and best efforts, skill and attention to the performance of such services. 3. Other Terms and Conditions. Notwithstanding anything in this Agreement or any other agreement between the Parties to the contrary, this Agreement is subject to the following terms and conditions: (i) the timing of payments set forth above shall comply with Section 409A of the Internal Revenue Code of 1986, as amended; (ii) the General Release and Waiver Agreement set forth as Exhibit A to the Employment Agreement must be timely executed and subject to non- revocation as a condition precedent to any obligation of the Company under this Agreement; (iii) the following provisions of the Employment Agreement shall continue to survive the Employment Termination Date in accordance with its terms and intentions stated therein: Section 8 ("Indemnification"), Section 9 ("Expenses"), Section 11(d) ("Release"), Section 13 ("Code Section 280G"), Section 14 ("Code Section 409A"), and Section 15 ("General"). Additionally: (a) Benefits. Consultant acknowledges that after the Employment Termination Date, and except as set forth above, Consultant shall not be eligible for or claim any benefits or perquisites that the Company provides to its employees including, but not limited to, medical, dental and life insurance coverage, bonuses, paid time off, or stock purchase plan, pension plan or thrift plan coverage. The Company is not responsible for and shall not provide workers' compensation insurance for Consultant. This Section 3(a) shall apply without regard to any legal and retroactive reclassification of Consultant as a common law employee of the Company. (b) Withholding. Consultant acknowledges and agrees that the Company will effectuate withholding to the extent it deems such as required under applicable law, and that otherwise, Consultant shall be solely responsible for making all applicable tax filings and remittances with respect to amounts paid to Consultant pursuant to this Agreement and Consultant shall indemnify and hold harmless the Company for all claims, damages, costs and liabilities arising from any failure to do so. Exhibit 10.20

Page 4 of 7 (c) Status as a Consultant. It is the intention of the Parties, and Consultant agrees, that Consultant is an independent Consultant, and while providing services under this Agreement after the Employment Termination Date, he is not an agent or employee, joint venturer or partner of the Company, and has no authority to obligate or bind the Company in any way to third parties without the express written permission of an appropriate officer of the Company. Nothing in this Agreement shall render Consultant an employee or agent of the Company after the Employment Termination Date, nor authorize or empower Consultant to speak for, represent, or obligate the Company in any way. Consultant shall indemnify, defend and hold the Company harmless from any injury or damage sustained by the Company (as reasonably calculated by the Company) as a result of any commitment made by Consultant on behalf of the Company without the Company's express written authorization. Consultant will determine the method, details, and means of performing the services to be carried out for the Company during the Consultancy Period. The Company shall have no right to, and shall not control the manner or determine the method of accomplishing such work. The Company, however, requires Consultant at all times to observe all policies of the Company, including, but not limited to security and safety policies. Consultant warrants that the services performed hereunder during the Consultancy Period will be performed using the standards, practices, methods and procedures and exercising that degree of skill, care and diligence, prudence and foresight that would reasonably and ordinarily be expected from a skilled and experienced person engaged in a similar type of undertaking under the same or similar circumstances. 4. Notices. All notices, requests, demands, claims, consents and other communications which are required, permitted or otherwise delivered under this Agreement shall in every case be in writing and shall be deemed properly served if: (a) delivered personally, (b) sent by registered or certified mail, in all such cases with first class postage prepaid, return receipt requested, or (c) delivered by a recognized overnight courier service to the Parties at the addresses set forth below: If to the Company: Orion Properties Inc. and Orion Office REIT Services LLC 2398 E. Camelback Road, Suite 1060 Phoenix, Arizona 85016 with a copy to: Hunton Andrews Kurth LLP Riverfront Plaza, East Tower 951 East Byrd Street Richmond, Virginia 23219 Attn: Kate Saltz and Anthony J. Eppert If to Consultant: Consultant's address as on file with the Company or to such other address as shall be furnished in writing by either Party to the other Party; provided, that such notice or change in address shall be effective only when actually received by the other Party. The date of service of any such notices or other communications shall be: (i) the date such notice is personally delivered, (ii) three business days after the date of mailing if sent by certified or registered mail, or (iii) one business day after the date of delivery to the overnight courier if sent by overnight courier. Exhibit 10.20

Page 5 of 7 5. Defense of Claims. Consultant hereby agrees to reasonably cooperate with the Company in the investigation, defense or prosecution of any claims, actions or matters now in existence or that may be brought in the future against or on behalf of the Company by any third party against the Company or by the Company against any third party and with respect to which Consultant has personal knowledge. Consultant also agrees that Consultant's reasonable cooperation in connection with such claims or actions shall include, but not be limited to, being reasonably available to meet with Company's counsel to prepare for discovery, any mediation, arbitration, trial, administrative hearing or other proceeding, and to act as a witness when requested by the Company at reasonable times and locations designated by the Company. Moreover, unless otherwise prohibited by law, Consultant agrees to notify the Company's counsel if Consultant is asked by any person, entity or agency to assist, testify or provide information in any proceeding or investigation. Such notice shall be in writing and sent by overnight mail within five (5) business days of the time Consultant receives the request for assistance, testimony or information. If Consultant is not legally permitted to provide such notice, Consultant agrees that Consultant shall request that the person, entity or agency seeking assistance, testimony or information provide notice consistent with this Section 5. The Company will pay the Consultant a reasonable, agreed upon hourly rate for Consultant’s time spent pursuant to this Section 5 and reimburse Consultant for its reasonable out-of-pocket costs in providing cooperation under this Section 5, including travel expenses, meals and lodging. 6. General Provisions. (a) Entire Agreement; Modification. This Agreement sets forth the entire agreement between the Parties regarding the subject matter of this Agreement, and amends, supersedes and/or replaces any and all other agreements, written or oral, express or implied, between the Parties concerning the same subject matter, except as otherwise stated herein. Except as expressly provided herein, this Agreement will supersede and render null and void any and all prior agreements between the Parties and their agents and personnel on the subject of this Agreement. No provision of this Agreement may be amended, changed, altered, or modified except by mutual written agreement of Consultant and a duly authorized representative of the Company. (b) Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this Agreement, except by written instrument of the Party charged with such waiver or estoppel. (c) Severability. Should any provision of this Agreement be declared or determined by any court of competent jurisdiction to be unenforceable or invalid for any reason, the validity of the remaining parts, terms or provisions of this Agreement shall not be affected thereby and the invalid or unenforceable part, term or provision shall be deemed not to be a part of this Agreement. In the event a court of competent jurisdiction determines that any restrictive covenant set forth in this Agreement is excessive in duration or scope or is otherwise unreasonable or unenforceable as drafted, it is the intent of the Parties that such restriction be modified to render it enforceable to the maximum extent permitted by law. (d) Successors and Assigns. Consultant may not assign this Agreement or any part hereof, and any purported assignment by Consultant shall be null and void. This Agreement Exhibit 10.20

Page 6 of 7 shall be assignable by the Company. This Agreement shall inure to the benefit of and be binding upon personal or legal representatives, executors, administrators, successors, assignees, heirs, distributees, devisees and legatees. (e) Survival. Upon the last day of the Consultancy Period, or earlier if terminated by either Party, this Agreement shall terminate except as expressly contemplated herein. (f) Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts in New York, New York, for the purposes of any proceeding arising out of or based upon this Agreement. (g) Construction. In the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. As used herein, the phrase "including" means "including, but not limited to" in each instance. "Or" is used in the inclusive sense of "and/or". The headings and captions used in this Agreement are for convenience of reference only, and shall in no way define, limit, expand, or otherwise affect the meaning or construction of any provision of this Agreement. (h) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, and all of which together will constitute one document. This Agreement may be signed and delivered by fax transmission or email, or by electronic signature, which shall be as effective as an original. 7. Expenses. Consultant shall be entitled to reimbursement of reasonable business expenses, in accordance with the Company’s policy, as in effect from time to time, including, without limitation, reasonable travel and entertainment expenses incurred by Consultant in connection with the business of the Company, after the presentation by Consultant of appropriate documentation. [SIGNATURES ON NEXT PAGE] Exhibit 10.20

Page 7 of 7 IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date(s) indicated below to be effective on the Effective Date. CONSULTANT /s/ Gary E. Landriau Gary E. Landriau Dated: March 5, 2025 ORION PROPERTIES INC. By: Pau/s/ l H. McDowell Its: President, Chief Executive Officer Dated: March 5, 2025 Exhibit 10.20